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As filed with the Securities and Exchange Commission on December 17, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

UNITEDGLOBALCOM, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	4841	84-1602895
(State or Other Jurisdiction of Incorporation or Organization)	(Primary standard Industrial Classification Code Number)	(IRS Employer Identification Number)

UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
(303) 770-4001
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Michael T. Fries
President
UnitedGlobalCom, Inc.
4643 South Ulster Street, Suite 1300
Denver, Colorado 80237
(303) 770-4001
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Garth B. Jensen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln, Suite 4100
Denver, Colorado 80203
(303) 861-7000

        Approximate date of commencement of proposed sale to the public: As promptly as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-109496

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Proposed Maximum Amount of Registration Fee(3)

Class A Common Stock, $.01 par value per share	171,615,686	$1,215,102,002	$98,302

(1)
This Registration Statement relates to the registrant's Registration Statement on Form S-4 (Registration No. 333-109496), and as amended (the "Prior Registration Statement") and covers 377,526 additional shares of Class A common stock, par value $0.01 per share, of the registrant issuable in connection with the exchange offer for shares of UGC Europe, Inc. ("UGC Europe") common stock and the related short-form merger, based on the maximum number of shares of UGC Europe common stock that may be exchanged in the exchange offer and the merger (16,661,717 shares). The Prior Registration Statement registered 171,238,160 shares of the registrant's Class A common stock.

(2)
In accordance with Rule 462(b) of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($1,212,465,918) is carried forward to this Registration Statement and an additional amount of securities, having a proposed maximum offering price of $2,636,084 is registered hereby. This additional amount is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act and is based on the market value of the additional shares of UGC Europe common stock to be received in the exchange offer and the merger, which is equal to the product of (i) $71.92 (the average of the high and low sale prices of UGC Europe common stock on December 11, 2003 on the Nasdaq National Market), and (ii) 36,653 (the additional number of shares of UGC Europe common stock to be acquired in the exchange offer or cancelled in the merger).

(3)
$71,284 of this fee has previously been paid in connection with the initial filing of the Prior Registration Statement on October 6, 2003. $26,805 of this fee was previously paid in connection with the Schedule TO/A filed by Europe Acquisition, Inc., a wholly-owned subsidiary of the registrant on November 13, 2003. Accordingly, a registration fee of $213 is due in connection with this filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

        This Registration Statement is being filed by UnitedGlobalCom, Inc., or United, pursuant to General Instruction K of Form S-4 and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 377,526 shares of Class A common stock, par value $0.01 per share of United, in connection with United's offer to exchange 10.3 shares of its Class A common stock for all of the outstanding shares of common stock of UGC Europe, Inc., or UGC Europe, not owned by United or its subsidiaries and a "short-form" merger between United's wholly-owned subsidiary, Europe Acquisition, Inc., and UGC Europe, which will occur upon successful completion of the exchange offer.

        United previously registered a total of 171,238,160 shares of its Class A common stock in connection with the exchange offer and merger by means of a currently effective Registration Statement on Form S-4, as amended (Registration No. 333-109496), which was declared effective by the Securities and Exchange Commission on Friday, December 12, 2003. The total number of shares of United Class A common stock to be issued pursuant to the exchange offer and merger is expected to be 171,615,686.

INCORPORATION BY REFERENCE

        United hereby incorporates by reference the contents of its Registration Statement on Form S-4, as amended (Registration No. 333-109496), including each of the documents filed with and incorporated by reference or deemed to be incorporated by reference therein and all exhibits and schedules thereto.

I-1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

        The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant and as amended, as currently in effect.(1)
4.2	Bylaws of the Registrant as currently in effect.(1)
4.3	Specimen of Class A Common Stock certificate of the Registrant.(2)
5.1	Opinion of Holme Roberts & Owen LLP regarding the legality of the securities being sold.
8.1	Opinion of Holme Roberts & Owen LLP as to tax matters.*
23.1	Independent Auditors' Consent — KPMG LLP (UnitedGlobalCom, Inc.)
23.2	Independent Auditors' Consent — KPMG Accountants N.V. (United Pan-European Communications N.V.)
23.3	The consent of Holme Roberts & Owen LLP is included as part of Exhibit 5.1 and Exhibit 8.1.
24.1	Power of Attorney.*

*
Previously filed in connection with Amendment No. 1 to United's Registration Statement on Form S-4 dated November 26, 2003 (File No. 333-109496).

(1)
Incorporated by reference from United's Registration Statement on Form S-1 dated February 14, 2002 (File No. 333-82776).

(2)
Incorporated by reference from United's Form 10-K for the year ended December 31, 2001 (File No. 000-496-58).

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 17, 2003.

UNITEDGLOBALCOM, INC.
December 17, 2003	By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

December 17, 2003	* Gene W. Schneider, Chairman, Chief Executive Officer and Director
December 17, 2003	* Robert R. Bennett, Director
December 17, 2003	* Albert M. Carollo, Director
December 17, 2003	* John P. Cole, Jr., Director
December 17, 2003	/s/ VALERIE L. COVER Valerie L. Cover, Vice President and Controller
December 17, 2003	* John W. Dick, Director
December 17, 2003	* Michael T. Fries, President, Chief Operating Officer and Director
December 17, 2003	* Gary S. Howard, Director
David B. Koff, Director
December 17, 2003	* John C. Malone, Director

December 17, 2003	* Curtis W. Rochelle, Director
December 17, 2003	* Mark L. Schneider, Director
December 17, 2003	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III, Chief Financial Officer
December 17, 2003	* Tina M. Wildes, Senior Vice President Business Administration and Director
*By:	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant and as amended, as currently in effect.(1)
4.2	Bylaws of the Registrant as currently in effect.(1)
4.3	Specimen of Class A Common Stock certificate of the Registrant.(2)
5.1	Opinion of Holme Roberts & Owen LLP regarding the legality of the securities being sold.
8.1	Opinion of Holme Roberts & Owen LLP as to tax matters.*
23.1	Independent Auditors' Consent — KPMG LLP (UnitedGlobalCom, Inc.)
23.2	Independent Auditors' Consent — KPMG Accountants N.V. (United Pan-Europe Communications N.V.)
23.3	The consent of Holme Roberts & Owen LLP is included as part of Exhibit 5.1 and Exhibit 8.1.
24.1	Power of Attorney.*

*
Previously filed in connection with Amendment No. 1 to United's Registration Statement on Form S-4 dated November 26, 2003 (File No. 333-109496).

(1)
Incorporated by reference from United's Registration Statement on Form S-1 dated February 14, 2002 (File No. 333-82776).

(2)
Incorporated by reference from United's Form 10-K for the year ended December 31, 2001 (File No. 000-496-58).

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EXPLANATORY NOTE
INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX